                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:              Sandy Fruhman, Media (713) 207-3123
                                      Marianne Paulsen, Investors (713) 207-6500
                                      Dennis Barber, Investors (713) 207-3042

FOR IMMEDIATE RELEASE:                March 15, 2002


                      RELIANT ENERGY REPORTS 2001 EARNINGS

         HOUSTON, TX. - Reliant Energy, Incorporated (NYSE: REI) today reported net income for the year ended December 31, 2001, of $980 million, or $3.35 per diluted share, compared to net income of $447 million, or $1.56 per diluted share, for 2000. Reliant Energy's earnings reflect its approximately 83 percent interest in Reliant Resources, Inc. (NYSE: RRI).

         For the fourth quarter of 2001, reported net income was $46 million, or $.16 per diluted share, compared to a reported net loss of $299 million, or a loss of $1.04 per diluted share, for the fourth quarter of 2000.

         In the 2001 and 2000 periods, there were a number of unusual items that are detailed below on a diluted earnings per share, net of tax, basis. Giving effect to these items, adjusted diluted earnings per share were $3.41 for the year 2001 and $0.19 for the fourth quarter 2001. This compares to adjusted diluted earnings per share of $2.92 for the year 2000 and $0.25 for the fourth quarter 2000.

                                                                    QUARTER ENDED         YEAR ENDED
                                                                     DECEMBER 31,        DECEMBER 31,
                                                                   ----------------    ----------------
                                                                    2001      2000      2001      2000
                                                                   ------    ------    ------    ------
Gain related to valuation of NEA, an indirect equity               $  .05    $   --    $  .14    $   --
investment, net of minority interest

Net gain related to the settlement of certain European energy         .10        --       .10        --
segment stranded cost indemnification rights, net of minority interest

Benefit plan restructuring charge                                      --        --      (.22)       --

Charge relating to exiting communications business, net of           (.04)       --      (.12)       --
minority interest

Losses on/impairments of Latin America assets                        (.15)    (1.06)     (.17)    (1.15)

Extraordinary gain                                                     --        --        --       .03

Net unrealized loss on indexed debt securities and AOL Time            --      (.23)       --      (.23)
Warner investment

Cumulative effect of accounting change                                 --        --       .21        --

         In addition to the items noted on the previous page, the company took charges related to the Enron bankruptcy of $0.18 and $0.17 during the year and the fourth quarter 2001, respectively, on a diluted per share, net of tax, basis.

         The increase in net income for the year ended December 31, 2001, was largely driven by improved performance from the company's wholesale and retail energy segments, partially offset by a decline in operating income from the electric operations segment due to milder weather and reduced customer usage during the second half of 2001. Operating income from the European energy segment also decreased during 2001. The company's interest expense declined in 2001 compared to the prior year resulting from decreased levels of borrowing and lower interest rates.

         "We're pleased that Reliant Energy was able to post strong results for 2001 despite a very challenging business environment," said Steve Letbetter, chairman, president and chief executive officer of Reliant Energy. "We're moving forward with plans to separate into two separately owned public companies. Reliant Energy received a favorable ruling from the Internal Revenue Service in late January, and we expect to complete the formation of CenterPoint Energy as the new holding company and the spin-off of Reliant Resources to Reliant Energy shareholders once we receive approval of the restructuring from the Securities and Exchange Commission. We're confident that each company has a very solid foundation on which to build value for shareholders."

RESTATEMENT OF EARNINGS FOR SECOND AND THIRD QUARTERS OF 2001

          The company previously announced on February 5, 2002, that earnings for the second and third quarters of 2001 would be restated. Revised earnings for the second quarter are $316 million, or $1.08 per diluted share, and for the third quarter are $355 million, or $1.21 per diluted share. The net effect of the restatement is the recording of an additional $108 million of net income for the first nine months of 2001. The restatement relates to a correction in accounting treatment for a series of structured transactions that were inappropriately accounted for as cash flow hedges for the period of May 2001 through September 2001. These transactions should have been accounted for as derivatives with changes in fair value recognized in the company's income statement. Information regarding these transactions is available in the company's report on Form 8-K filed today with the Securities and Exchange Commission.

OPERATING INCOME BY SEGMENT DETAILED

ELECTRIC OPERATIONS

         The electric operations segment generated operating income of $1.1 billion in 2001, down from $1.2 billion in 2000. Milder weather and reduced customer usage were important factors in the 2001 results, which were also impacted by a decrease in revenues resulting from lower rates charged to some governmental agencies as mandated by the Texas restructuring legislation. A pre-tax charge of $20 million, or $0.04 per diluted share, net of tax, was taken in the fourth quarter resulting from the early termination of an accounts receivable factoring agreement due to electric restructuring. Higher employee benefit costs versus last year were offset by reduced amortization of regulatory assets recorded as a result of the impairment associated with its generating assets. The electric operations segment experienced strong growth in the number of customers for the full year period.

         Operating income from electric operations during the fourth quarter of 2001 was $127 million compared to $203 million for the same period of last year. The decline was due primarily to lower sales attributable to the quarter's particularly mild weather and reduced customer usage on a weather-adjusted basis. Also contributing to the decline in the fourth quarter of 2001 was the factoring termination charge as described above. Partially offsetting these impacts was continued strong growth in the number of customers. Operating expenses increased in the fourth quarter primarily related to contract maintenance services and employee benefits, partially offset by reduced System Benefit Fund expenses.

WHOLESALE ENERGY

         Operating income for the wholesale energy segment rose $420 million in 2001 to $899 million. The increase was primarily due to increased power generation sales volumes and margins, particularly in the Western region, and strong growth in trading and marketing volumes and margins for the year. Natural gas trading margins in 2001 increased significantly compared to 2000. Partially offsetting these improvements were a charge of $68 million related to the Enron bankruptcy, increased operation and maintenance costs related to our Mid-Atlantic power generation operations, increased corporate overhead allocations, legal and other expenses related to the energy crisis in California and higher depreciation costs.

          For the fourth quarter of 2001, the wholesale energy segment had an operating loss of $13 million, compared to operating income of $15 million in the fourth quarter of 2000. This decrease was due primarily to reduced trading margins, the Enron charge discussed above, California legal and other expenses and increased overhead allocations. Partially offsetting this decline were a decrease in bonus expense, decreased operations and maintenance expenses, decreased emission amortization expense and increased power generation margins. In addition, in the fourth quarter of 2000, a charge of $39 million was recorded against California receivables, while no such charge was recorded in the fourth quarter of 2001.

         Our wholesale energy segment reported income from equity investments in 2001 of $7 million compared to $43 million in 2000. The equity income in both periods primarily resulted from an investment in the El Dorado generating plant in Nevada, which became operational in May 2000. The equity income declined in 2001 primarily due to higher plant outages and reduced power prices realized by the project company.

         In 2001, power volumes increased by 88% for the year 2001 and 59% for the fourth quarter, compared to the 2000 periods. Natural gas volumes also increased by 52% for the year and by 36% for the fourth quarter.

NATURAL GAS DISTRIBUTION

         Operating income from the natural gas distribution segment rose to $130 million in 2001. This compares to operating income of $118 million in 2000 when results reflected expenses incurred in connection with exiting non-rate regulated natural gas business activities outside the company's established market areas.

         For the fourth quarter of 2001, operating income from natural gas distribution was essentially flat at $68 million in comparison to the same period in 2000. The natural gas distribution segment offset a substantial negative weather impact in the fourth quarter of 2001 in part with a reduction in bad debt expenses. Collections improved during the fourth quarter, reversing the negative trend in prior quarters of 2001. The company's natural gas distribution service territories experienced record mild weather during the fourth quarter of 2001, compared to colder than normal temperatures in the same period in the prior year.

PIPELINES AND GATHERING

         Operating income for the pipelines and gathering segment was flat at $137 million in both 2001 and 2000. The gathering business generated strong results with volume growth of 4% for the year.

         For the fourth quarter of 2001, the pipelines and gathering segment reported operating income of $31 million compared to $38 million for the same period in 2000. Increased franchise tax expenses and costs related to a rate case contributed to the decline in fourth quarter operating income.

EUROPEAN ENERGY

         The European energy segment produced operating income of $56 million in 2001, a decrease of $33 million compared to 2000. The decrease in operating income was primarily the result of a previously anticipated decline in margins from our Dutch generating assets in connection with the start of wholesale competition in the Netherlands on January 1, 2001. In addition, our European energy segment took a reserve of $17 million related to the Enron bankruptcy and experienced higher general and administrative and information technology costs largely related to the rapidly growing trading operation.

         Operating income benefited in 2001 from a $37 million net gain recorded in the fourth quarter related to a settlement of the stranded cost indemnity obligations of the former shareholders of REPGB B.V. (formerly UNA) and $30 million in efficiency and energy payments recorded in the second quarter from NEA B.V. (formerly SEP), which was the coordinating body for the Dutch generating sector prior to wholesale competition. Operating income also benefited from increased ancillary services and district heating revenues as well as improved power trading margins, excluding the Enron charge.

         In addition, the European energy segment recorded a gain of $51 million related to the valuation of NEA B.V., in which the company owns a 22.5 percent interest. This item is reported as equity income. During the fourth quarter of 2001, the company received confirmation from the tax authorities that the $51 million gain would not be taxable, and accordingly, the previously recorded $18 million tax reserve was reversed.

         For the fourth quarter of 2001, the European energy segment produced operating income of $33 million, an increase of $16 million over the same period of 2000. The increase was due primarily to the $37 million net gain related to the indemnity settlement discussed above, increased ancillary services revenue, and the reversal of accruals relating to the stranded cost indemnity and receivables for environmental tax assessments due to the settlement. The increase was partially offset by the effect of the start of wholesale competition in 2001 and the charge for the Enron bankruptcy.


RETAIL ENERGY

         The company's retail energy segment reduced its operating losses to $13 million in 2001, a $57 million reduction from 2000. The improvement resulted primarily from increased sales of energy and energy services to commercial and industrial customers, which are accounted for on a mark-to-market basis. Partially offsetting these earnings were increased personnel and employee related costs as well as system costs incurred in preparing for competition in the Texas retail electricity market.

         In the fourth quarter of 2001, the retail energy segment produced operating income of $0.5 million compared to a $30 million operating loss for the same quarter of 2000. This improvement resulted primarily from earnings of $45 million relating to contracts with commercial and industrial customers and the timing of certain advertising costs. Partially offsetting these improvements were the increased personnel and system expenses mentioned above.

LATIN AMERICA

         The company had been in negotiations to sell its two remaining Latin American investments in Argentina and anticipated that the sales would be concluded by year-end 2001. In its 2000 financial statements, the company reported its Latin America segment as discontinued operations. Due to the political and economic turmoil in Argentina, these negotiations were terminated, and the company has reclassified these businesses into continuing operations. Reliant Energy has recorded an after-tax impairment of $43 million in the fourth quarter of 2001 in addition to an after-tax impairment of $7 million recorded in the first quarter of 2001 related to its remaining Argentine investments. The company will continue to operate these businesses in the near term while evaluating strategic alternatives for disposal of these businesses. The carrying value of the remaining net assets in Argentina is approximately $8 million.

OTHER OPERATIONS

         The company's other operations, which include its new ventures businesses and unallocated corporate costs, reported an operating loss for 2001 of $232 million. This compares to an operating loss of $102 million for 2000. The 2001 results include a $101 million non-cash charge related to the redesign of benefit plans for employees of the company's unregulated businesses in anticipation of the spin-off of Reliant Resources, and a charge of $54 million for the disposal of the company's communications business. For the fourth quarter of 2001, the company's other operations reported an operating loss of $30 million compared to a reported operating loss of $62 million for the same period last year.

OUTLOOK FOR 2002

         After the spin-off of Reliant Resources, CenterPoint Energy will include primarily the regulated businesses of electric transmission and distribution, natural gas distribution and pipelines and gathering. CenterPoint Energy will also include the Texas power generation assets until at least 2004 when Reliant Resources has an option to purchase these assets at fair market value. Reliant Resources includes competitive energy services activities including nonregulated power generation, wholesale energy trading and marketing, retail energy services and wholesale energy in Europe.

         CenterPoint Energy expects 2002 earnings per share to be in the range of $1.17 to $1.22, excluding its prior interests in Reliant Resources. Reliant Resources, Inc. (NYSE: RRI), which completed its initial public offering of approximately 20 percent of its shares in May 2001, expects to achieve earnings of $1.80 to $2.00 per share.

WEBCAST OF EARNINGS CONFERENCE CALL

         Reliant Energy has scheduled its fourth quarter and full year 2001 earnings conference call for Friday March 15, 2002, at 1:30 p.m. Central Standard Time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantenergy.com/investors. A replay of the call can be accessed approximately two hours after the completion of the call.

         Reliant Energy, based in Houston, Texas, is an international energy services and energy delivery company with approximately $46 billion in annual revenue and total assets exceeding $29 billion. The company has nearly 31,000 megawatts of power generation in operation in the U.S. and is one of the largest marketers of both power and natural gas in North America. The company also has wholesale trading and marketing operations and nearly 3,500 megawatts of power generation in Western Europe. Reliant Energy's retail marketing and distribution operations serve approximately four million electricity and natural gas customers in the U.S. More information on Reliant Energy can be found on its web site at www.reliantenergy.com.

                                      *****

         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in Reliant Energy's business plans, financial market conditions and other factors discussed in Reliant Energy's filings with the Securities and Exchange Commission.

                                    - # # # -

                      Reliant Energy, Inc. and Subsidiaries
                        Statements of Consolidated Income
                             (Thousands of Dollars)
                                   (Unaudited)



                                                                           Quarter Ended December 31,     Year Ended December 31,
                                                                           --------------------------   --------------------------
                                                                              2001           2000           2001           2000
                                                                           ------------   -----------   ------------  ------------

Revenues:
  Electric Operations                                                      $    984,759   $ 1,298,943   $  5,505,312  $  5,494,191
  Wholesale Energy                                                            6,153,039     6,800,664     35,158,409    19,142,177
  Natural Gas Distribution                                                      923,044     1,789,936      4,742,269     4,503,763
  Pipelines and Gathering                                                        97,183       109,690        414,868       384,132
  European Energy                                                               392,866       164,423      1,191,977       579,729
  Retail Energy                                                                  95,294         4,801        210,500        64,077
  Other Operations                                                               10,917         4,378         25,193        14,059
  Eliminations                                                                 (216,935)     (303,413)    (1,022,691)     (842,744)
                                                                           ------------   -----------   ------------  ------------
      Total                                                                   8,440,167     9,869,422     46,225,837    29,339,384
                                                                           ------------   -----------   ------------  ------------

Expenses:
  Fuel and cost of gas sold                                                   3,166,937     5,927,440     20,075,820    15,076,651
  Purchased power                                                             4,091,713     2,624,214     19,972,440     8,623,004
  Operation and maintenance                                                     647,088       741,434      2,654,490     2,356,213
  Taxes other than income taxes                                                 113,698       128,129        542,847       498,061
  Depreciation and amortization                                                 205,210       200,161        911,450       906,318
  Latin America operating results                                                    --         2,793             --         1,113
  Impairment of Latin America assets                                             69,688        40,711         75,342        40,711
                                                                           ------------   -----------   ------------  ------------
      Total                                                                   8,294,334     9,664,882     44,232,389    27,502,071
                                                                           ------------   -----------   ------------  ------------
Operating Income                                                                145,833       204,540      1,993,448     1,837,313
                                                                           ------------   -----------   ------------  ------------

Other (Expense) Income:
  Unrealized (loss) gain on AOL Time Warner investment                          (25,751)     (447,897)       (70,215)     (204,969)
  Unrealized gain (loss) on indexed debt securities                              19,188       344,721         58,033       101,851
  (Loss) Income from equity investment of unconsolidated subsidiaries            (9,042)        9,752         57,440        42,860
  Operating results from equity investments in unconsolidated Latin
    America asset                                                                    --       (14,104)            --       (40,583)
  Impairment of Latin America unconsolidated equity investments                  (4,330)     (130,842)        (4,330)     (130,842)
  Loss on disposal of Latin America assets                                           --      (176,400)            --      (176,400)
  Interest                                                                     (135,570)     (180,608)      (602,090)     (713,674)
  Distribution on trust preferred securities                                    (13,899)      (13,900)       (55,598)      (54,358)
  Minority Interest (a)                                                          (5,883)          312        (81,399)          988
  Other - net                                                                    32,187        35,298        123,496        96,366
                                                                           ------------   -----------   ------------  ------------
      Total                                                                    (143,100)     (573,668)      (574,663)   (1,078,761)
                                                                           ------------   -----------   ------------  ------------

Income (Loss) Before Income Taxes, Extraordinary Item, Cumulative Effect
  of Accounting Change and Preferred Dividends                                    2,733      (369,128)     1,418,785       758,552

Income Tax (Benefit) Expense                                                    (43,846)      (70,481)       499,845       318,497
                                                                           ------------   -----------   ------------  ------------

Income (Loss) Before Extraordinary Item, Cumulative Effect of Accounting
  Change and Preferred Dividends                                                 46,579      (298,647)       918,940       440,055
Extraordinary Item                                                                   --            --             --         7,445
                                                                           ------------   -----------   ------------  ------------
Income (Loss) Before Cumulative Effect of Accounting Change
  and Preferred Dividends                                                        46,579      (298,647)       918,940       447,500
Cumulative Effect of Accounting Change, net of tax                                   --            --         61,619            --
                                                                           ------------   -----------   ------------  ------------
Income (Loss) Before Preferred Dividends                                         46,579      (298,647)       980,559       447,500
Preferred Dividends                                                                 566            97            858           389
                                                                           ------------   -----------   ------------  ------------
Net Income (Loss) Attributable to Common Stockholders                      $     46,013   $  (298,744)  $    979,701  $    447,111
                                                                           ============   ===========   ============  ============

     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report of Reliant Energy, Incorporated.


(a) Included in minority interest expense in the quarter and twelve months ended December 31, 2001 is $6.2 million and $82.4 million, respectively, of minority interest expense related to approximately 17 % minority ownership of Reliant Resources, Inc. and its subsidiaries.

                 Reliant Energy, Incorporated and Subsidiaries
              Selected Data From Statements of Consolidated Income
                (Thousands of Dollars, Except Per Share Amounts)
                                  (Unaudited)


                                                                    Quarter Ended                    Year Ended
                                                                     December 31,                    December 31,
                                                             ----------------------------    ----------------------------
                                                                 2001            2000            2001            2000
                                                             ------------    ------------    ------------    ------------

Basic Earnings Per Common Share
  Income (loss) before extraordinary item                    $       0.16    $      (1.04)   $       3.17    $       1.54
  Extraordinary item                                                   --              --              --            0.03
  Cumulative effect of accounting change, net of tax                   --              --            0.21              --
  Net income (loss) attributable to common stockholders      $       0.16    $      (1.04)   $       3.38    $       1.57

Diluted Earnings Per Common Share
  Income (loss) before extraordinary item                    $       0.16    $      (1.04)   $       3.14    $       1.53
  Extraordinary item                                                   --              --              --            0.03
  Cumulative effect of accounting change, net of tax                   --              --            0.21              --
  Net income (loss) attributable to common stockholders      $       0.16    $      (1.04)   $       3.35    $       1.56

Dividends per Common Share                                   $         --    $      0.375    $      1.125    $       1.50

Weighted Average Common Shares Outstanding (000):
- Basic                                                           291,654         286,088         289,776         284,652
- Diluted                                                         293,097         286,088         292,193         287,273


OPERATING INCOME (LOSS) BY SEGMENT

  Electric Operations                                        $    127,214    $    202,861    $  1,090,867    $  1,230,031
  Wholesale Energy                                                (13,353)         14,758         899,240         478,992
  Natural Gas Distribution                                         67,998          67,549         130,230         118,078
  Pipelines and Gathering                                          30,782          38,122         136,999         137,424
  European Energy                                                  32,788          16,859          55,887          88,615
  Retail Energy                                                       478         (30,055)        (12,754)        (69,602)
  Latin America                                                   (69,688)        (43,736)        (75,342)        (43,935)
  Other Operations                                                (30,386)        (61,818)       (231,679)       (102,290)
                                                             ------------    ------------    ------------    ------------

  Total                                                      $    145,833    $    204,540    $  1,993,448    $  1,837,313
                                                             ============    ============    ============    ============



     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report of Reliant Energy, Incorporated.

                      Reliant Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)


                                                                           ELECTRIC OPERATIONS
                                         --------------------------------------------------------------------------------------
                                           Quarter Ended December 31,                  Year Ended December 31,
                                         -----------------------------    % Diff    -----------------------------    % Diff
                                             2001             2000      Fav/(Unfav)     2001             2000       Fav/(Unfav)
                                         ------------     ------------  ----------  ------------     ------------   -----------

RESULTS OF OPERATIONS:
Operating Revenues:
  Base revenues                          $        608     $        664       (8)%   $      3,022     $      3,141        (4)%
  Reconciliable fuel revenues                     377              635      (41)%          2,483            2,353         6%
                                         ------------     ------------              ------------     ------------
    Total Revenues                                985            1,299      (24)%          5,505            5,494        --
                                         ------------     ------------              ------------     ------------
Operating Expenses:
  Fuel and purchased power                        391              649       40%           2,538            2,412        (5)%
  Operation and maintenance                       320              267      (20)%          1,047              963        (9)%
  Depreciation and amortization                    84               87        3%             453              507        11%
  Taxes other than income                          63               93       32%             376              382         2%
                                         ------------     ------------              ------------     ------------
    Total                                         858            1,096       22%           4,414            4,264        (4)%
                                         ------------     ------------              ------------     ------------
Operating Income                         $        127     $        203      (37)%   $      1,091     $      1,230       (11)%
                                         ============     ============              ============     ============


ELECTRIC OPERATIONS OPERATING DATA:
ACTUAL MWH SALES DATA
Residential                                 3,925,478        4,759,936      (18)%     21,370,726       22,726,800        (6)%
Commercial                                  4,226,254        4,068,843        4%      17,967,199       17,594,454         2%
Industrial - Firm                           5,713,855        6,574,475      (13)%     26,761,196       27,706,608        (3)%
Municipal and Public Utilities                 27,914           89,799      (69)%        272,383          383,992       (29)%
                                         ------------     ------------              ------------     ------------
  Total Firm                               13,893,501       15,493,053      (10)%     66,371,504       68,411,854        (3)%
Industrial - Interruptible                  1,491,687        1,309,456       14%       4,297,746        5,541,661       (22)%
Other                                         123,511          227,171      (46)%        655,892        1,340,371       (51)%
                                         ------------     ------------              ------------     ------------
  Total                                    15,508,699       17,029,680       (9)%     71,325,142       75,293,886        (5)%
                                         ============     ============              ============     ============

AVERAGE COST OF FUEL AND PURCHASED
POWER (IN CENTS/KWH)                            2.122            3.663       42%           3.213            3.013        (7)%


WEATHER (AVERAGE FOR SERVICE AREA)
Percentage variance from normal:
  Cooling degree days                              (6)%              3%      (9)%              0%              15%      (15)%
  Heating degree days                             (25)%             49%     (74)%            (12)%            (13)%       1%


AVERAGE NUMBER OF CUSTOMERS:
  Residential                               1,520,960        1,499,605        1%       1,516,200        1,485,987         2%
  Commercial                                  210,535          204,866        3%         208,408          202,374         3%
  Industrial                                    1,815            1,766        3%           1,774            1,791        (1)%
  Other                                           101              112      (10)%            110              111        (1)%
                                         ------------     ------------              ------------     ------------
    Total                                   1,733,411        1,706,349        2%       1,726,492        1,690,263         2%
                                         ============     ============              ============     ============

     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report of Reliant Energy, Incorporated.

                     Reliant Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)


                                                                                 NATURAL GAS DISTRIBUTION
                                             ---------------------------------------------------------------------------------------
                                              Quarter Ended December 31,                   Year Ended December 31,
                                             ---------------------------     % Diff      ---------------------------       % Diff
                                                 2001          2000        Fav/(Unfav)      2001             2000        Fav/(Unfav)
                                             -----------    -----------    -----------   -----------     -----------     -----------
RESULTS OF OPERATIONS:
Operating Revenues                           $       923    $     1,790        (48)%     $     4,742     $     4,504          5%
Operating Expenses:
  Natural gas                                        675          1,504         55%            3,814           3,590         (6)%
  Operation and maintenance                          121            154         21%              541             553          2%
  Depreciation and amortization                       37             34         (9)%             147             145         (1)%
  Other operating expenses                            22             30         27%              110              98        (12)%
                                             -----------    -----------                  -----------     -----------
    Total                                            855          1,722         50%            4,612           4,386         (5)%
                                             -----------    -----------                  -----------     -----------
Operating Income                             $        68    $        68         --       $       130     $       118         10%
                                             ===========    ===========                  ===========     ===========


NATURAL GAS DISTRIBUTION OPERATING DATA:
THROUGHPUT DATA IN BCF
Residential and Commercial                            85            126        (33)%             310             320         (3)%
Industrial Sales                                      14              7        100%               50              57        (12)%
Transportation                                        13             12          8%               49              50         (2)%
Retail                                               106            154        (31)%             445             565        (21)%
                                             -----------    -----------                  -----------     -----------
    Total Throughput                                 218            299        (27)%             854             992        (14)%
                                             ===========    ===========                  ===========     ===========


WEATHER (AVERAGE FOR SERVICE AREA)
Percentage variance from normal:
  Heating degree days                                (20)%           19%       (39)%              (5)%            (3)%       (2)%


AVERAGE NUMBER OF CUSTOMERS:
  Residential                                  2,688,267      2,682,369         --         2,684,143       2,666,218          1%
  Commercial and Industrial Sales                245,391        259,898         (6)%         245,227         264,054         (7)%
                                             -----------    -----------                  -----------     -----------
    Total                                      2,933,658      2,942,267         --         2,929,370       2,930,272         --
                                             ===========    ===========                  ===========     ===========

                                                                        PIPELINES AND GATHERING
                                           -----------------------------------------------------------------------------------
                                           Quarter Ended December 31,                 Year Ended December 31,
                                           ---------------------------   % Diff       ------------------------       % Diff
                                            2001                2000    Fav/(Unfav)     2001            2000       Fav/(Unfav)
                                           -------             -------  -----------   -------          -------     -----------
RESULTS OF OPERATIONS:
Operating Revenues                         $    97             $   110   (12)%        $   415          $   384        8%
Operating Expenses:
  Natural gas                                   14                  26    46%              79               76       (4)%
  Operation and maintenance                     31                  29    (7)%            121              100      (21)%
  Depreciation and amortization                 14                  14    --               58               56       (4)%
  Other operating expenses                       7                   3  (133)%             20               15      (33)%
                                           -------             -------                -------          -------
    Total                                       66                  72     8%             278              247      (13)%
                                           -------             -------                -------          -------
Operating Income                           $    31             $    38   (18)%        $   137          $   137       --
                                           =======             =======                =======          =======

PIPELINES AND GATHERING OPERATING DATA:
THROUGHPUT DATA IN BCF
Natural Gas Sales                                7                   3   133%              18               14       29%
Transportation                                 206                 192     7%             819              845       (3)%
Gathering                                       77                  76     1%             300              288        4%
Elimination                                     (1)                 (3)    67%             (3)             (12)      75%
                                           -------             -------                -------          -------
    Total Throughput                           289                 268     8%           1,134            1,135       --
                                           =======             =======                =======          =======

                                                                                     LATIN AMERICA
                                                 -----------------------------------------------------------------------------------
                                                 Quarter Ended December 31,                    Year Ended December 31,
                                                 --------------------------       % Diff       -----------------------     % Diff
                                                 2001                  2000     Fav/(Unfav)    2001               2000   Fav/(Unfav)
                                                 ----                  ----     -----------    ----               ----   -----------
RESULTS OF OPERATIONS:
Operating Expenses:
  Operation and maintenance                      $ --                  $ --         --         $ --               $  2        --
  Latin America operating results                  --                     3         --           --                  1        --
  Impairment of Latin America assets               70                    41        (71)%         75                 41       (83)%
                                                 ----                  ----                    ----               ----
Operating Loss                                   $(70)                 $(44)       (59)%       $(75)              $(44)      (70)%
                                                 ====                  ====                    ====               ====

Other Income/(Expense):
  Operating results from equity investments in
    unconsolidated Latin America assets          $ --                  $(14)       $ --        $(41)
  Impairment of Latin America unconsolidated


    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report of Reliant Energy, Incorporated.

                      Reliant Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                                                WHOLESALE ENERGY
                                               ------------------------------------------------------------------------------------
                                                Quarter Ended December 31,                    Year Ended December 31,
                                               -----------------------------    % Diff        -----------------------     % Diff
                                                 2001                 2000    Fav/(Unfav)       2001          2000      Fav/(Unfav)
                                               ---------           ---------  -----------     ---------     ---------   -----------
RESULTS OF OPERATIONS:
Operating Revenues                             $   6,153           $   6,801       (10)%      $  35,158     $  19,142         84%
Operating Expenses:
  Fuel and cost of gas sold                        2,375               4,261        44%          15,405        10,322        (49)%
  Purchased power                                  3,617               2,311       (57)%         18,145         7,818       (132)%
  Operation and maintenance                          130                 171        24%             564           402        (40)%
  Depreciation and amortization                       28                  39        28%             118           108         (9)%
  Other                                               16                   4      (300)%             27            13       (108)%
                                               ---------           ---------                  ---------     ---------
    Total                                          6,166               6,786         9%          34,259        18,663        (84)%
                                               ---------           ---------                  ---------     ---------
Operating Income (Loss)                        $     (13)          $      15      (187)%      $     899     $     479         88%
                                               =========           =========                  =========     =========

Income from equity investments in
  unconsolidated subsidiaries                  $      (9)          $      10      (190)%      $       7     $      43        (84)%
                                               ---------           ---------                  ---------     ---------

WHOLESALE ENERGY MARGINS BY COMMODITY:
Gas                                            $      36           $      53       (32)%      $     228     $     113        102%
Power                                                195                 175        11%           1,432           896         60%
Oil Trading                                            2                  --        --               14            (5)       380%
Other Commodities                                     (4)                  1      (500)%              2            (2)       200%
Enron Reserve                                        (68)                 --        --              (68)           --         --
                                               ---------           ---------                  ---------     ---------
                                               $     161           $     229       (30)%      $   1,608     $   1,002         60%
                                               =========           =========                  =========     =========

WHOLESALE ENERGY MARGINS BY ACTIVITY:
Power Generation                               $     133           $     142        (6)%      $   1,303     $     805         62%
Trading, Marketing and Risk Management                28                  87       (68)%            305           197         55%
                                               ---------           ---------                  ---------     ---------
                                               $     161           $     229       (30)%      $   1,608     $   1,002         60%
                                               =========           =========                  =========     =========

TRADING, MARKETING AND RISK MANAGEMENT
MARGINS REALIZED AND UNREALIZED:
Realized                                       $     (80)          $     116      (169)%      $     183     $     202         (9)%
Unrealized                                           108                 (29)      472%             122            (5)     2,540%
                                               ---------           ---------                  ---------     ---------
                                               $      28           $      87       (68)%      $     305     $     197         55%
                                               =========           =========                  =========     =========

TRADING MARGIN / VAR                                4.00                8.70       (54)%          43.57         32.83         33%

WHOLESALE ENERGY OPERATING DATA:
Physical natural gas BCF volume                      972                 716        36%           3,695         2,423         52%

Physical Wholesale Power Sales (000's MWH)       110,211              69,509        59%         380,405       201,939         88%

Physical Oil Trading Revenues (000's Bbls)         1,745                 232       652%           8,772         1,489        489%


WHOLESALE ENERGY VALUE AT RISK ANALYSIS:
(Assumes 95% confidence level and a one day holding period using variance/covariance model)

                                2001         2000
                                ----         ----

As of December 31,               $ 9          $15
Year Ended December 31:
Daily Average                      7            6
Daily High                        18           35
Daily Low                          2            1

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report of Reliant Energy, Incorporated.

                      Reliant Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                                                  EUROPEAN ENERGY
                                                  -------------------------------------------------------------------------------
                                                  Quarter Ended December 31,                Year Ended December 31,
                                                  --------------------------     % Diff     -----------------------     % Diff
                                                   2001               2000     Fav/(Unfav)    2001            2000    Fav/(Unfav)
                                                  -------           --------   -----------  -------         -------   -----------
RESULTS OF OPERATIONS:
Operating Revenues                                $   393            $   164        140%     $ 1,192         $   580      106%
Operating Expenses:
  Fuel and purchased power                            359                 95       (278)%        989             294     (236)%
  Operation and maintenance                           (18)                32        156%          69             124       44%
  Depreciation and amortization                        19                 20          5%          76              76       --
  Other                                                --                 --         --            2              (3)    (167)%
                                                  -------            -------                 -------         -------
    Total                                             360                147       (145)%      1,136             491     (131)%
                                                  -------            -------                 -------         -------
Operating Income                                  $    33            $    17         94%     $    56         $    89      (37)%
                                                  =======            =======                 =======         =======


EUROPEAN ENERGY MARGINS BY ACTIVITY:
Power Generation                                  $    48            $    68        (29)%    $   212         $   283      (25)%
Trading, Marketing and Risk Management                  3                  1        200%           8               3      167%
Enron reserve                                         (17)                --         --          (17)             --       --
                                                  -------            -------                 -------         -------
                                                  $    34            $    69        (51)%    $   203         $   286      (29)%
                                                  =======            =======                 =======         =======


TRADING AND RISK MANAGEMENT MARGINS REALIZED
AND UNREALIZED:
Realized                                          $    (6)           $    --         --      $    --         $    --       --
Unrealized                                             (8)                 1       (900)%         (9)              3     (400)%
                                                  -------            -------                 -------         -------
                                                  $   (14)           $     1     (1,500)%    $    (9)        $     3     (400)%
                                                  =======            =======                 =======         =======

                                                                                  RETAIL ENERGY
                                                  ----------------------------------------------------------------------------------
                                                  Quarter Ended December 31,                    Year Ended December 31,
                                                  ---------------------------     % Diff       -----------------------     % Diff
                                                    2001               2000      Fav/(Unfav)     2001           2000     Fav/(Unfav)
                                                  -------             -------    -----------   -------         -------   -----------
RESULTS OF OPERATIONS:
Operating Revenues                                $    95             $     5      1,800%      $   211         $    64       230%
Operating Expenses:
  Natural gas and purchased power                      18                  --         --            27              --        --
  Operation and maintenance                            74                  34       (118)%         186             130       (43)%
  Depreciation and amortization                         3                   1       (200)%          11               4      (175)%
  Other                                                --                  --         --            --              --        --
                                                  -------             -------                  -------         -------
    Total                                              95                  35       (171)%         224             134       (67)%
                                                  -------             -------                  -------         -------
Operating Income (Loss)                           $    --             $   (30)       100%      $   (13)        $   (70)       81%
                                                  =======             =======                  =======         =======

TRADING MARGINS REALIZED AND UNREALIZED:
 Realized                                         $     1             $    --         --       $     1         $    --        --
 Unrealized                                            44                  --         --            73              --        --
                                                  -------             -------                  -------         -------
                                                  $    45             $    --         --       $    74         $    --        --
                                                  =======             =======                  =======         =======

                                                                 OTHER OPERATIONS
                                -----------------------------------------------------------------------------------
                                Quarter Ended December 31,                 Year Ended December 31,
                                --------------------------      % Diff     -----------------------        % Diff
                                 2001                2000     Fav/(Unfav)   2001              2000      Fav/(Unfav)
                                -----                -----    -----------  -----             -----      -----------
RESULTS OF OPERATIONS:
Operating Revenues              $  11                $   4        175%     $  25             $  14          79%
Operating Expenses                 41                   66         38%       257               116        (122)%
                                -----                -----                 -----             -----
Operating Loss                  $ (30)               $ (62)        52%     $(232)            $(102)       (127)%
                                =====                =====                 =====             =====


     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report of Reliant Energy, Incorporated.